UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Genaera Corporation

(Name of Registrant as Specified In Its Charter)

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GENAERA CORPORATION

5110 Campus Drive

Plymouth Meeting, Pennsylvania 19462

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2005

TO THE STOCKHOLDERS OF

GENAERA CORPORATION:

Notice is hereby given that the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Genaera Corporation (the “Company”) will be held at The ACE Center, Ridge Pike & Manor Road, Lafayette Hill, Pennsylvania 19444 on Thursday, May 19, 2005, at 10:00 a.m. local time, for the following purposes:

1.	To approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock;

2.	To elect six directors to the Board of Directors of the Company;

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

4.	To transact any other business that may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record as of the close of business on March 24, 2005 (the “Record Date”) will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournment thereof. A list of our stockholders as of the close of business on March 24, 2005 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company’s executive offices at 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462.

By Order of the Board of Directors,

JOHN A. SKOLAS Executive Vice President, Chief Financial Officer, General Counsel and Secretary

Plymouth Meeting, Pennsylvania

April 12, 2005

THIS PROXY STATEMENT AND ACCOMPANYING PROXY CARD ARE BEING MAILED ON OR ABOUT APRIL 12, 2005.

EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

GENAERA CORPORATION

5110 Campus Drive

Plymouth Meeting, Pennsylvania 19462

PROXY STATEMENT FOR

2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2005

This Proxy Statement and the accompanying form of proxy are being mailed on or about April 12, 2005 to the stockholders of Genaera Corporation (“we,” “us,” the “Company,” or “Genaera”). These materials are being furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at The ACE Center, Ridge Pike & Manor Road, Lafayette Hill, Pennsylvania 19444 on Thursday, May 19, 2005, at 10:00 a.m. local time, and at any adjournments thereof.

Solicitation of proxies is made on behalf of us and our Board of Directors. The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of employees of the Company who will not be specially compensated for such services. The Company also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard. The Company may engage a professional solicitation firm to assist it with solicitation of proxies prior to the Annual Meeting. If we decide to engage such a firm, we do not expect to pay more than $20,000 plus expenses.

In accordance with a notice previously sent to certain street-name stockholders who share a single address, the Company is sending only one annual report and proxy statement to that address unless the Company received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, they may telephone Investor Relations at (610) 941-4020 or write them at 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462. If you are receiving multiple copies of the Company’s annual report and proxy statement, you can request householding by contacting Investor Relations in the same manner.

The Company’s Annual Report to Stockholders for the year ended December 31, 2004, including financial statements, is being mailed to stockholders with this Proxy Statement, but does not constitute a part of this Proxy Statement. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the U. S. Securities and Exchange Commission, is available without charge upon written request to Investor Relations, Genaera Corporation, 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462 or in the SEC’s EDGAR database at www.sec.gov.

VOTING AT THE MEETING

Holders of record of shares of the Company’s common stock at the close of business on March 24, 2005 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were 57,160,399 shares of common stock outstanding. Each stockholder entitled to vote shall have the right to one vote for each share of common stock outstanding in such stockholder’s name. A list of stockholders eligible to vote will be available for inspection by stockholders at our principal place of business, 5110 Campus Drive, Plymouth Meeting, Pennsylvania during normal business hours beginning on April 12, 2005.

The Company presently has no other class of stock outstanding and entitled to be voted at the Annual Meeting. The presence in person or by proxy of stockholders of a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum.

Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a stockholder may authorize the voting of his, her or its shares at the Annual Meeting. The shares of common stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with each stockholder’s directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Brokers who hold shares in street name for customers have the authority under the rules of various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), those shares will not be included in the vote totals. A broker non-vote will have no effect in the outcome of the election of directors, as the directors are to be elected by a plurality of the votes cast.

With regard to the proposed amendment of the Company’s Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, the affirmative vote of the majority of the outstanding shares entitled to vote on the matter is required to approve such amendment. On such matters, broker non-votes are not considered shares entitled to vote on the matter and therefore will not be taken into account in determining the outcome of that vote. Abstentions are considered shares entitled to vote on the matter and therefore will have the effect of a vote against the matter.

Directors are to be elected at the Annual Meeting by a plurality of the votes cast by holders of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Votes may be cast in favor of a director nominee or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect other than for purposes of determining the presence of a quorum.

With regard to the ratification of KPMG LLP as our independent registered public accounting firm the affirmative vote of the majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this matter is required. Broker non-votes are not considered shares entitled to vote and therefore will not be taken into account in determining the outcome of the vote on this matter. Abstentions are considered shares entitled to vote on this matter and therefore will have the effect of a vote against ratification.

Execution of the accompanying proxy will not affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving written or oral notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company’s transfer agent in the name of a broker or bank, you must secure a proxy from your broker or bank assigning voting rights to you for your shares of common stock.

CORPORATE GOVERNANCE

In accordance with the General Corporation Law of the State of Delaware and our Third Amended and Restated Certificate of Incorporation and Restated Bylaws, our business, property and affairs are managed under the direction of the Board of Directors. Although directors are not involved in the day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the Board of Directors and committees of the Board of Directors.

The Company has been reviewing its corporate governance policies and practices. This includes comparing its current policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. Based upon this review, the Company expects to adopt any changes that the Board of Directors believes are the best corporate governance policies and practices for the Company. The Company has adopted and will adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and any rule changes made by the Securities and Exchange Commission (the “SEC”) and the National Association of Securities Dealers (the “NASD”).

Meetings of the Board of Directors

The Board of Directors of the Company held six (6) meetings and committees of the Board held thirteen meetings during 2004. Each of the incumbent directors attended at least 80% of the meetings of the Board of Directors held during the period for which he was a director and the meetings of the committee or committees on which he served during such period. The directors in the aggregate attended approximately 97% of their Board of Directors and assigned committee meetings during such period.

Director Independence

The Board of Directors has determined that the following directors are independent under the listing standards of the NASD: R. Frank Ecock, Zola P. Horovitz, Ph.D., Osagie O. Imasogie, Robert F. Shapiro and James B. Wyngaarden, M.D.

Committees of the Board of Directors

The General Corporation Law of the State of Delaware provides that the Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more committees, each of which shall consist of one or more directors. The Board of Directors annually elects from its members an Audit Committee, Compensation Committee and Nominating Committee.

Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors, which is filed as Exhibit A to Genaera’s 2004 Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 29, 2004 and is also available on the Company’s internet website. The principal functions of the Audit Committee are to serve as an independent and objective party to monitor the integrity of the Company’s financial reporting process and systems of internal financial controls regarding finance and accounting compliance; monitor the independence and performance of the Company’s independent registered public accounting firm; and provide an open avenue of communication among the independent registered public accounting firm members, management and the Board of Directors. The Audit Committee also has the authority to select or replace the independent registered public accounting firm. The Audit Committee held six (6) meetings during 2004. The current members of the Audit Committee are Dr. Horovitz (Chairman) and Messrs. Imasogie and Shapiro. Each of the members of the Audit Committee is independent under Rule 4200(a)(15) of the listing standards of the NASD and as that term is used in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All Audit Committee members satisfy NASD Rule 4350(d)(2)(A) regarding fundamental understanding of financial statements and both Messrs. Shapiro and Imasogie fulfill the Rule’s specific requirement that at least one Audit Committee member possess “past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.” The Board has not designated a financial expert, as defined in Rule 401(h) of Regulation S-K promulgated under the Securities Act of 1933, as amended. The Board believes the cumulative financial sophistication and experience of the Audit Committee members allow the Committee to perform its role effectively, given the nature of the Company’s current activities.

Compensation Committee. The Compensation Committee has general supervisory power over, and the power to grant awards under, the Company’s equity compensation plans. In addition, the Compensation Committee recommends to the Board the compensation of the Company’s President and Chief Executive Officer, reviews and takes action on the recommendations of the President and Chief Executive Officer as to the compensation of the Company’s other officers and key personnel, approves the grants of any bonuses to officers and reviews other compensation matters generally. The Compensation Committee held seven meetings during 2004. The current members of the Compensation Committee are Mr. Ecock (Chairman), Dr. Horovitz and Mr. Shapiro. Each of the members of the Compensation Committee is independent under Rule 4200(a)(15) of the listing standards of the NASD and as that term is used in Section 10A(m)(3) of the Exchange Act.

Nominating Committee. The Nominating Committee operates under a written charter adopted by the Board of Directors, which is filed as Exhibit B to Genaera’s 2004 Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 29, 2004 and is also available on the Company internet website. The Nominating Committee is authorized to consider candidates for directors of the Company. It is the policy of the Nominating Committee to consider director nominees recommended by stockholders. The deadlines and procedures for stockholder submissions of director nominees are described below under “Stockholder Proposals for the 2006 Annual Meeting.” Any such recommendation, together with the nominee’s qualifications and consent to being considered as a nominee, should be sent in writing to the Nominating Committee c/o the Office of the Corporate Secretary, 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462. The Nominating Committee held no meetings during 2004. The current members of the Nominating Committee are Dr. Wyngaarden (Chairman), Mr. Ecock and Mr. Imasogie. Each of the members of the Nominating Committee is independent under Rule 4200(a)(15) of the listing standards of the NASD and as that term is used in Section 10A(m)(3) of the Exchange Act.

Compensation of Directors

All non-employee directors receive an annual fee of $15,000 for their services to the Company as directors, pro rated in accordance with the period served, and grants of stock options for 20,000 shares of common stock annually. Members of the Compensation, Audit and Nominating Committees receive additional compensation for attendance at committee meetings at the rate of $500 per minuted meeting, but not to exceed $500 per calendar quarter. The Chairman of the Audit Committee receives an additional $1,000 for a total of $1,500 per minuted committee meeting attended, not to exceed $1,500 per calendar quarter. The Chairmen of the Compensation and Nominating Committees receive an additional $500 per minuted meeting of the committees they chair for a total of $1,000 per minuted meeting, not to exceed $1,000 per calendar quarter. Directors are also reimbursed for expenses incurred in connection with attending meetings of the Board of Directors. During 2004, the Compensation Committee awarded one stock option grant to purchase 10,000 shares to each non-employee director who was serving on the Board of Directors of the Company as of December 31, 2003 at an exercise price of $4.65, the fair market value as of the date of grant. At the 2004 Annual Meeting of Stockholders, the stockholders approved the 2004 Stock-Based Incentive Compensation Plan which provides that non-employee directors receive grants of stock options for 20,000 shares upon their election at the Annual Meeting. As a result each non-employee director elected at the 2004 Annual Meeting received a grant of 20,000 stock options at an exercise price of $3.96. These options are non-qualified stock options to acquire shares of common stock with a stated term of ten years, vesting in four equal annual installments beginning one year after the date of grant, which grants, beginning with the 2004 Annual Meeting, are made automatically on the date of the Annual Meeting of Stockholders to each Director elected at such meeting. If a “change in control” (as defined in the Amended 1998 Equity Compensation Plan) were to occur, these options would become immediately exercisable in full.

Communications with the Board

Stockholders may communicate with the Board of Directors by sending a letter to Genaera Board of Directors, c/o the Office of the Corporate Secretary, 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462. The Office of the Corporate Secretary will receive the correspondence and forward it to the Chairman of the appropriate committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to Genaera Corporation or its business, or is similarly inappropriate. The Office of the Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Code of Ethics

The Board of Directors is committed to ethical business practices. The Company adopted a corporate code of ethics in December 2003. This code of ethics applies to all of the Company’s employees and directors and includes the code of ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller within the meaning of the SEC regulations adopted under the Sarbanes-Oxley Act of 2002. The Company’s corporate code of ethics is posted under the Investors section of its website at http://www.genaera.com. Please note that none of the information on the Company’s website is incorporated by reference in this proxy statement.

PROPOSAL NO. 1 — AMENDMENT TO THE COMPANY’S THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF

COMMON STOCK

On February 11, 2005, Genaera’s Board of Directors approved an amendment to Article Four of the Third Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), and approved its submission to the stockholders for their approval at the annual meeting. The proposed amendment to the Certificate of Incorporation would increase the number of authorized shares of the Company from 84,211,031 shares to 109,211,031 shares and the additional 25,000,000 shares would be allocated to common stock so that the authorized shares of common stock would be increased from 75,000,000 shares to 100,000,000 shares. The additional 25,000,000 shares would be part of the existing class of common stock presently issued and outstanding. At March 24, 2005, 57,160,399 shares of common stock were issued and outstanding and of the remaining 17,839,601 authorized but unissued shares of common stock, Genaera has reserved approximately 4,312,000 shares for issuance pursuant to Genaera’s equity compensation plans. The full text of the proposed amendment to Article Four of the Certificate of Incorporation is attached as Appendix A to this Proxy Statement.

The Board believes it is desirable to increase the number of shares of common stock Genaera is authorized to issue for the reasons set forth below and to provide Genaera with adequate flexibility in the future. If this proposal is adopted by the stockholders, the increased number of authorized shares of common stock will be available for issuance from time to time for such purposes and consideration as the Board may approve without further stockholder approval, except as such approval is required by applicable law or regulations. Such purposes include issuing additional common stock or other securities issuable into common stock in connection with public or private financing transactions, establishing strategic relationships with other companies, acquisitions or other corporate transactions, as well as issuing stock dividends, warrants, stock options and other stock-based incentive or compensation programs.

Genaera wishes to be in a position to act on opportunities that could present themselves at any time that would require additional issuance. The availability of additional shares of common stock for issuance, without the delay and expense of obtaining additional stockholder approval, will afford Genaera greater flexibility in acting upon opportunities and transactions, if any, which may arise.

Under Delaware law, the proposed amendment cannot occur unless the stockholders approve the proposed amendment to Article Four of the Certificate of Incorporation by a majority vote of all of the outstanding shares of the Company. Adoption of the amendment and any issuance of additional shares of common stock would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of common stock outstanding, such as dilution of ownership percentages, earnings per share amounts and voting rights of current holders of common stock. The holders of common stock do not currently have preemptive rights to subscribe for the additional shares of common stock proposed to be authorized.

The proposed amendment to Article Four of Genaera’s Certificate of Incorporation, if adopted by the required majority vote of the stockholders, will become effective on the date on which a Certificate of Amendment or a Fourth Amended and Restated Certificate of Incorporation is filed with the Secretary of State for the State of Delaware.

At the present time, Genaera is not aware of any pending or threatened efforts by any third party to obtain control of Genaera, and this proposal is not being made in response to any such efforts. However, the availability for issuance of additional shares of common stock could enable the Board to make it more difficult or discourage an attempt to obtain control of Genaera. For example, the issuance of shares of common stock in a public or private sale, merger or similar transaction could increase the number of outstanding shares, thereby diluting the interest of a party attempting to obtain control of Genaera and deterring or rendering more difficult a merger, tender offer, proxy contest, or an extraordinary corporate transaction opposed by Genaera.

As set forth above, such issuances may adversely impact stockholders who desire a change in management and/or the Board or to participate in a tender offer or other transaction involving a change in control of Genaera. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by Genaera’s Board.

The affirmative vote of the majority of holders of shares entitled to vote at the Annual Meeting is required to approve the proposed amendment. If the amendment is not approved by the stockholders, Genaera’s Certificate of Incorporation, which authorizes the issuance of up to 75,000,000 shares of common stock, will continue in effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT

OF THE COMPANY’S THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO

INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 100,000,000 SHARES.

PROPOSAL NO. 2 — ELECTION OF DIRECTORS

The Board of Directors of the Company consists of such number of directors as is fixed from time to time by resolution adopted by the Board of Directors. At the Annual Meeting, six directors are to be elected. Each director will hold office until the 2006 Annual Meeting, the election and qualification of his successor or his earlier death, removal or resignation.

The Board of Directors has nominated R. Frank Ecock, Zola P. Horovitz, Ph.D., Osagie O. Imasogie, Roy C. Levitt, M.D., Robert F. Shapiro and James B. Wyngaarden, M.D. for election as directors of the Company. All nominees are directors of the Company whose terms expire at the 2005 Annual Meeting. Stockholders are also entitled to nominate candidates for the Board of Directors in accordance with the process set forth under the heading “Stockholder Proposals for the 2006 Annual Meeting” in this Proxy Statement.

All nominees have consented to be named and to serve if elected. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the Board of Directors, or the Board may decide to reduce the number of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES NAMED BELOW.

NOMINEES FOR ELECTION

Name of Director	Age	Year First Became Director	Principal Occupations During at Least the Past Five Years and Certain Directorships
R. Frank Ecock	69	2001	Mr. Ecock has served as a director of the Company since 2001. Since 2000, Mr. Ecock has served as the Senior Vice President in charge of Strategic Planning for MOVA Pharmaceutical Corporation. Mr. Ecock was employed by Merck & Company, Inc. for thirty-three years until his retirement in December 1991. From November 1989 until December 1991, he was Vice President, North American Operations of Merck and was responsible for operations, quality control and engineering support for five plants and the headquarters site. Since December 1991, Mr. Ecock has been a consultant to the pharmaceutical and biotechnology industries.

Zola P. Horovitz, Ph.D.	70	1995	Dr. Horovitz served as Chairman of the Board of Directors from August 1998 through November 2000, and has served as a director of the Company since 1995. Dr. Horovitz was employed by Bristol-Myers Squibb Company (“Bristol-Myers”) and its predecessor, Squibb Corporation, for over thirty years. At the time of his retirement in 1994, Dr. Horovitz was Vice President of Business Development at Bristol-Myers. Since 1994, Dr. Horovitz has been a consultant to the pharmaceutical and biotechnology industries and is also a director of Avigen Inc., BioCryst Pharmaceuticals Inc., Genvec Inc., Palatin Technologies Inc., Dov Pharmaceuticals Inc., Immunicon Corporation, Nitromed Inc. and Epigenesis Pharmaceuticals.

Osagie O. Imasogie	43	2004	Mr. Imasogie has served as a director of the Company since January 2004. Since 2004, Mr. Imasogie has served as the Executive Vice President of Global Corporation Development for Dr. Reddy’s Laboratories, Inc. and a Senior Managing Partner of Phoenix IP Ventures. From 2000 until January 2004, Mr. Imasogie served as the Vice President and a Director of the Genetics and Discovery Venture at GlaxoSmithKline R&D. In 2000, Mr. Imasogie served as Vice President and Director of Product Development Strategy at SmithKline Beecham R&D. From 1997 to 2000, Mr. Imasogie served as Senior Vice President of Business Development, General Counsel and Secretary of Endo Pharmaceuticals. Previously, Mr. Imasogie has served as Vice President of Dupont Merck Pharmaceutical Company and as a Partner / Director at Price Waterhouse. Mr. Imasogie is also a director of ZaBeCor Pharmaceutical Co., LLC.

Name of Director	Age	Year First Became Director	Principal Occupations During at Least the Past Five Years and Certain Directorships
Roy C. Levitt, M.D.	51	1997	Dr. Levitt has served as President and Chief Executive Officer since November 2000 and a director of the Company since 1997. Dr. Levitt served as Executive Vice President and Chief Operating Officer of the Company from August 1998 through November 2000. Dr. Levitt was appointed head of Research and Development at the Company, and served as Executive Vice President upon joining the Company in January 1996. Prior to joining the Company, Dr. Levitt was a faculty member at Johns Hopkins University in the Department of Anesthesiology and Critical Care Medicine, from 1986 to 1995, in Neurological Surgery from 1995 to 1996 and in the Department of Environmental Health Sciences in the Johns Hopkins School of Public Health and Hygiene from 1988 to 1996.

Robert F. Shapiro	70	1996	Mr. Shapiro has served as a director of the Company since September 1996. Since 1997, Mr. Shapiro has been the Vice Chairman and a Partner of Klingenstein, Fields and Co., LLC, an investment management firm. Previously, Mr. Shapiro served as President and Co-Chairman of Wertheim Schroder & Co., Inc. and Chairman of New Street Capital Corporation, investment banking firms. Mr. Shapiro is also a director of The Burnham Fund, Inc. and The TJX Companies, Inc.

James B. Wyngaarden, M.D.	80	1996	Dr. Wyngaarden has served as a director of the Company since September 1996. From 1996 until his retirement in 2001, Dr. Wyngaarden served as a partner in the Washington Advisory Group, a consulting firm. From 1995 to 1997, Dr. Wyngaarden was Senior Associate Dean, International Affairs, University of Pennsylvania Medical School. From 1990 to 1994, Dr. Wyngaarden was Foreign Secretary of the U.S. National Academy of Sciences and Institute of Medicine. From 1990 to 1994, Dr. Wyngaarden also served as Associate Dean at Duke University Medical School. From 1956 to 1994, Dr. Wyngaarden served as a Professor of Medicine at Duke University Medical School. Dr. Wyngaarden previously served in several capacities, including as the Director of the National Institutes of Health from 1982 to 1989. Dr. Wyngaarden is also the chairman of the board of directors of Hybridon, Inc.

PROPOSAL NO. 3 — RATIFICATION OF SELECTION OF KPMG LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has reappointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our bylaws, Delaware corporate law or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of KPMG LLP as independent registered public accounting firm, the Board of Directors will consider whether to retain that firm for the year ending December 31, 2005.

KPMG LLP has audited our financial statements since their appointment in 1999. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed by KPMG LLP to us for:

	2004	2003
Audit Fees, including the audit of our annual financial statements and the review of financial statements in our quarterly reports on Form 10-Q	$330,850	$191,660
Audit Related Fees	$0	$0
Tax Related Fees, including tax compliance, advice and planning	$9,000	$8,950
All Other Fees, other than for services covered above	$0	$0

The Audit Committee’s policy is to pre-approve the engagement of accountants to render all audit and tax-related services for the Company, as well as any changes to the terms of the engagement. The Audit Committee will also pre-approve all non-audit related services proposed to be provided by the Company’s independent registered public accounting firm. The Audit Committee reviews the terms of the engagement, a description of the engagement, and a budget for the engagement. The request for services must be specific as to the particular services to be provided. Requests are aggregated and submitted to the Audit Committee in one of the following ways: requesting approval of services at a meeting of the Audit Committee, through a written consent or by a designated member of the Audit Committee. The tax related fees were incurred primarily in connection with tax compliance services.

The affirmative vote of the holders of a majority of the common stock represented at the Annual Meeting is required for approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM.

The following Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE REPORT

The Audit Committee of the Genaera Corporation Board of Directors (the “Audit Committee”) is composed of three directors who are not employees of the Company and operates under a written charter adopted by the Board of Directors, which is filed as Exhibit A to Genaera’s 2004 Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 29, 2004 and is also available on the Company’s internet website. The members of the Audit Committee are Zola P. Horovitz, Ph.D. (Chairman), Osagie O. Imasogie and Robert F. Shapiro. Each year, the Audit Committee recommends to the Board of Directors the selection of the Company’s independent registered public accounting firm.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The independent registered public accounting firm members re responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal controls and audit functions.

The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent accountant is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of information it receives, discussions with management and the independent registered public accounting firm and the experience of the Audit Committee’s members in business, financial and accounting matters.

In 2004, the Audit Committee met and held discussions with management and the independent registered public accounting firm periodically. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by applicable auditing standards concerning communications with audit committees.

The Committee also discussed with the Company’s independent registered public accounting firm, with and without management present, their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Committee discussed with the independent registered public accounting firm that firm’s independence. The Committee further considered whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with such accountants maintaining their independence.

The Audit Committee also discussed with senior management the Company’s disclosure controls and procedures and the certifications by the Company’s Chief Executive Officer and Chief Financial Officer which are required by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission. During 2004, the Company did not engage KPMG LLP to perform any management or financial information systems design consulting services.

In reliance on the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the U.S. Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2005.

MEMBERS OF THE AUDIT COMMITTEE

Zola P. Horovitz, Ph.D., Chairman

Osagie O. Imasogie

Robert F. Shapiro

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 24, 2005 (except as otherwise noted) regarding the ownership of common stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding common stock, (ii) by each director of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement and (iv) by all current executive officers and directors of the Company as a group.

Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of Class (3)

Barclays Global Investors, NA., 943112180(4)	2,651,748	4.6%

Barclays Global Fund Advisors(4) 45 Fremont Street 17th Floor San Francisco, CA 94105 (collectively, the “Barclays”)	639,137	1.1%

Biotechnology Value Fund, L.P.(4)	509,200	0.9%

Biotechnology Value Fund II, L.P(4)	321,000	0.6%

BVF Investments L.L.C.(4)	784,000	1.4%

Investment 10, LLC(4)	81,000	0.1%

BVF Partners L.P.(4)	1,695,200	3.0%

BVF Inc.(4) 227 West Monroe Street Suite 4800 Chicago, IL 60606 (collectively, the “BVF Entities”)	1,695,200	3.0%

Roy C. Levitt, M.D. (5)	1,061,158	1.9%

Robert F. Shapiro (6)	275,000	*

Zola P. Horovitz, Ph.D. (7)	122,500	*

Osagie O. Imasogie (8)	92,896	*

James B. Wyngaarden, M.D. (9)	80,000	*

R. Frank Ecock (10)	102,500	*

John A. Skolas (11)	48,866	*

John L. Armstrong (12)	54,166	*

Michael J. Gast(13)	0	*

All current directors and executive officers as a group (9 persons) (14)	1,837,086	3.2%

*	Less than one percent.

(1)	Except for Barclays and the BVF Entities, the address of each beneficial owner is c/o Genaera Corporation, 5110 Campus Drive, Plymouth Meeting, Pennsylvania, 19462.

(2)	Nature of ownership consists of sole voting and investment power unless otherwise indicated. The number of shares indicated includes shares issuable upon the exercise of outstanding stock options and warrants held by each individual or group to the extent such options and warrants are exercisable within sixty days of March 24, 2005.

(3)	The percentage for each individual or group is based on 57,160,399 shares that were outstanding as of March 24, 2005 and all shares issuable upon the exercise of outstanding stock options and warrants held by such individual or group to the extent such options and warrants are exercisable within sixty days of March 24, 2005.

(4)	This information is presented in reliance on information disclosed in Schedule 13Gs filed with the Securities and Exchange Commission and reporting as of February 14, 2005 for Barclays and October 9, 2003 for the BVF Entities.

(5)	With respect to Dr. Levitt, includes 865,000 shares of common stock issuable upon an exercise of options and 2,120 shares of common stock owned by members of Dr. Levitt’s immediate family.

(6)	With respect to Mr. Shapiro, includes 87,500 shares of common stock issuable upon an exercise of options.

(7)	With respect to Dr. Horovitz, includes 92,500 shares of common stock issuable upon an exercise of options.

(8)	With respect to Mr. Imasogie, includes 10,000 shares of common stock issuable upon an exercise of options.

(9)	With respect to Dr. Wyngaarden, includes 75,000 shares of common stock issuable upon an exercise of options.

(10)	With respect to Mr. Ecock, includes 42,500 shares of common stock issuable upon an exercise of options.

(11)	With respect to Mr. Skolas, includes 25,000 shares of common stock issuable upon an exercise of options and 16,666 shares of restricted stock that will vest within 60 days of March 24, 2005.

(12)	With respect to Mr. Armstrong, includes 25,000 shares of common stock issuable upon an exercise of options and 16,666 shares of restricted stock that will vest within 60 days of March 24, 2005. All shares and options are owned by John L. Armstrong, LLC. Mr. Armstrong disclaims beneficial ownership of the shares and options owned by John L. Armstrong, LLC except to the extent of his pecuniary interests therein.

(13)	Dr. Gast joined Genaera in February 2005 as our Executive Vice President and Chief Medical Officer.

(14)	Includes 1,222,500 shares of common stock issuable upon exercise of options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater-than-ten-percent stockholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such reports received by us and written representations from certain reporting persons, we believe that during the year ended December 31, 2004 all filing requirements applicable to our officers, directors and ten-percent stockholders were satisfied, with the exception of (i) Mr. Imasogie’s failure to timely report on Form 4 his acquisitions of stock on May 11, 2004 and May 14, 2004, both of which were subsequently reported on May 25, 2004, and (ii) the failure of Messers. Ecock, Imasogie and Shapiro and Doctors Horovitz and Wyngaarden to timely report on Form 4 their automatic grants of options in conjunction with the approval of the 2004 Stock-Based Incentive Compensation Plan at the 2004 Annual Meeting on May 11, 2004, which grants were subsequently reported for all five of these non-employee Directors on July 21, 2004.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth for the years ended December 31, 2004, 2003 and 2002 certain compensation awarded, earned or paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such capacities as of December 31, 2004, unless otherwise noted, and who received in excess of $100,000 for services rendered to the Company (the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation						Long-Term Compensation
Name and Principal Position	Year	Salary			Bonus			Restricted Stock Awards (1)		Securities Underlying Options	All Other Compensation
Roy C. Levitt, M.D. President and Chief Executive Officer	2004 2003 2002	$ $ $	425,000 343,750 325,000			$330,000 — —	(2)	$ $	5,588 8,756 —	150,000 50,000 200,000	$ $ $	9,000 9,000 9,000	(3) (3) (3)

John L. Armstrong, Jr. (4) Executive Vice President, Chief Operating Officer	2004 2003	$ $	271,583 46,132			$130,000 —	(5)		$51,125 —	200,000 100,000		— —

Kenneth J. Holroyd, M.D. (6) Executive Vice President and Chief Operating Officer	2004 2003 2002	$ $ $	338,750 325,000 292,916	(7)		— — —		$ $	3,725 5,838 —	— 35,000 165,000		— — —

Angeline K. Shashlo (8) Senior Vice President, Regulatory Affairs, Quality Assurance and Project Management	2004 2003 2002	$ $ $	218,000 195,833 97,500	(7)	$ $ $	60,000 20,000 5,000			— — —	— 25,000 150,000	$	— — 66,830	(9)

John A. Skolas (10) Executive Vice President, Chief Financial Officer, General Counsel and Secretary	2004 2003	$ $	220,833 40,277			$110,000 —	(11)		— —	200,000 100,000		— —

(1)

Restricted stock awards were granted under our Amended 1998 Equity Compensation Plan and our 2004 Stock-Based Incentive Compensation Plan. Issuances occur in equal installments over two to four years, on the anniversary of the initial determination by the Compensation Committee, provided that the grantee remains an employee or director of the Company. Dividends are not paid on unvested restricted stock awards. In 1998, the Compensation Committee awarded an aggregate of 56,000 shares of common stock to certain named executive officers, as follows: Dr. Levitt 36,000 shares, of which 9,000 shares were issued in each of the years 1999, 2000, 2001 and 2002; and Dr. Holroyd, 20,000 shares, of which 5,000 shares were issued in each of the years 1999, 2000, 2001 and 2002. In 1999, the Compensation Committee awarded an aggregate of 12,500 shares of common stock to certain named executive officers, as follows: Dr. Levitt 7,500 shares, of which 1,875 shares were issued in each of the years 2000, 2001, 2002 and 2003; Dr. Holroyd 5,000 shares, of which 1,250 shares were issued in each of the years 2000, 2001, 2002 and 2003. In 2000, the Compensation Committee awarded an aggregate of 12,500 shares of common stock to certain named executive officers, as follows: Dr. Levitt 7,500 shares, of which 1,875 shares were issued in 2001, 2002, 2003 and 2004; Dr. Holroyd 5,000 shares, of which 1,250 shares were issued in 2001, 2002, 2003 and 2004. In 2001 and 2002, the Compensation Committee did not grant any restricted stock awards. In 2003, the Compensation Committee granted Mr. Armstrong 50,000 shares of restricted stock, of which 12,500 shares were issued in 2004. At December 31, 2004, Mr. Armstrong had 37,500 shares of unvested restricted stock outstanding related to this grant, which had a fair market value of $128,250. In 2004, the Compensation Committee awarded an aggregate of 250,000 shares of common stock to certain named executive officers as follows: Dr. Levitt 150,000 shares, all of which were unvested at December 31, 2004 and had a fair market value of $513,000; Mr. Armstrong 50,000 shares, all of which were unvested at December 31, 2004 and had a fair market value of $171,000; and Mr. Skolas 50,000 shares, all of which were unvested as of December 31, 2004 and had a fair market value of $171,000. Year-end values are based upon a price of $3.42 per share, which was the closing market price of a share of our common stock on December 31, 2004.

(2)	In the second quarter of 2004, Dr. Levitt was awarded a $200,000 bonus in respect of accomplishments in 2002 and 2003 and for foregoing any bonus in those years to conserve the Company’s resources. In December 2004, Dr. Levitt was awarded an $130,000 bonus for accomplishments in 2004 and pursuant to his employment agreement, which was paid in the first quarter of 2005.

(3)	Other annual compensation represents an automobile allowance.

(4)	Mr. Armstrong joined us and was appointed an executive officer in October 2003.

(5)	In early 2004, Mr. Armstrong was awarded a bonus of $40,000 for accomplishments in 2003. In December of 2004 he was awarded a bonus of $90,000, paid in 2005, for accomplishments in 2004.

(6)	Dr. Holroyd’s employment with the Company terminated on March 25, 2004.

(7)	Amount includes salary through date of termination and severance payments.

(8)	Ms. Shashlo’s employment with the Company terminated on July 22, 2004.

(9)	Represents relocation expense reimbursed to Ms. Shashlo by us.

(10)	Mr. Skolas joined us and was appointed an executive officer in October 2003.

(11)	In early 2004, Mr. Skolas was awarded a bonus of $35,000 for accomplishments in 2003. In December of 2004 he was awarded a bonus of $75,000, paid in 2005, for accomplishments in 2004.

STOCK OPTIONS

The following table sets forth information regarding stock options granted during the fiscal year ended December 31, 2004 to our executive officers named below:

Option Grants in Last Fiscal Year

	Individual Grants (1)						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2004		Exercise Price (2)		Expiration Date	5%		10%
Roy C. Levitt, M.D.	150,000	11%			$3.60	12/8/2014		$339,603		$860,621

John L. Armstrong, Jr.	100,000 100,000	7 7	% %	$ $	3.19 3.60	7/23/2014 12/8/2014	$ $	200,617 226,402	$ $	508,404 573,747

John A. Skolas	100,000 100,000	7 7	% %	$ $	3.19 3.60	7/23/2014 12/8/2014	$ $	200,617 226,402	$ $	508,404 573,747

(1)	Options are non-qualified stock options to acquire shares of common stock with a stated term of ten years, vesting in four equal annual installments beginning one year after the date of grant. If a “change in control” (as defined in the Amended 1998 Equity Compensation Plan) were to occur, these options would become immediately exercisable in full.

(2)	We granted options at an exercise price equal to the fair market value of our common stock on the date of grant, as determined by our Board of Directors.

(3)	Potential realizable values are based on an assumption that the stock price of the common stock starts equal to the exercise price shown for each particular option grant and appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the term of the option. These amounts are reported net of the option exercise price, but before any taxes associated with exercise or subsequent sale of the underlying stock. The actual value, if any, an option holder may realize will be a function of the extent to which the stock price exceeds the exercise price on the date the option is exercised and also will depend on the option holder’s continued employment through the vesting period. The actual value to be realized by the option holder may be greater or less than the values estimated in this table. These assumptions are not intended to forecast future appreciation of our common stock.

The following table sets forth certain information regarding stock option exercises during 2004 and the value of vested and unvested options for the persons named in the Summary Compensation Table as of December 31, 2004. Year-end values are based upon a price of $3.42 per share, which was the closing market price of a share of our common stock on December 31, 2004, and represents the difference between $3.42 per share and the exercise price per share of the options.

Aggregated Option Exercises in Last Year and Year-End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Roy C. Levitt, M.D.	—	$—	877,500	307,500	$450,200	$290,500
John L. Armstrong	—	$—	37,500	275,000	$—	$23,000
John A. Skolas	—	$—	37,500	275,000	$—	$23,000
Kenneth J. Holroyd, M.D.	255,000	$473,161	—	—	$—	$—
Angeline K. Shashlo	75,000	$139,118	37,500	6,250	$—	$17,938

OTHER FORMS OF COMPENSATION

Equity Compensation Plan Information

The following table provides aggregate information as of December 31, 2004 regarding our equity compensation plans, including the 2004 Stock-Based Incentive Compensation Plan, the Amended 1998 Equity Compensation Plan.

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights, and lapse of restrictions on restricted stock	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,490,625	$4.00	3,502,875
Equity compensation plans not approved by security holders	—	—	—

Total	4,490,625	$4.00	3,502,875

(1)	Does not include restricted stock, as exercise price is determined on date of issuance, not date of grant.

The 1998 Equity Compensation Plan

We adopted the 1998 Equity Compensation Plan to assist us in attracting officers and other employees, non-employee directors, and consultants and advisors and to allow these individuals to acquire and maintain shares of our common stock. The 1998 Equity Compensation Plan (the “1998 Plan”) provided participants with the ability to receive awards of incentive stock options, nonqualified stock options and stock awards. The 1998 Plan was originally effective on February 11, 1998 and was amended by the Board of Directors on March 9, 2001, to change the name from the Magainin Pharmaceuticals, Inc. 1998 Equity Compensation Plan, and on March 21, 2001, to increase the number of shares authorized to be issued under the plan. The 1998 Plan was approved by the stockholders on May 16, 2001 and is hereinafter referred to as the “Amended 1998 Plan.”

In general, a committee of two or more non-employee directors appointed by our Board of Directors administers the Amended 1998 Plan and determines the exercise price and exercisabiliy of the stock options granted. Our employees and the employees of our subsidiaries, non-employee directors of the Company of our subsidiaries, and consultants and advisors for the Company our subsidiaries are eligible to receive awards under the Amended 1998 Plan and such awards could be in the form of Incentive Stock Options, Nonqualified Stock Options or Restricted Stock. Unless the committee determines otherwise, if an eligible person ceases to be employed by, or to provide service to us for any reason, their award of restricted stock will terminate and all shares that are subject to restrictions must be immediately returned to us.

As of March 24, 2005, options to purchase 327,000 shares remain available for issuance under the Amended 1998 Plan. Unless the Board provides otherwise, no additional awards will be granted under the Amended 1998 Plan after February 10, 2008 and Genaera does not intend to issue any addition stock options under the Amended 1998 Plan at all. The Amended 1998 Plan will continue to exist until such time as all of the options granted thereunder have either been exercised or lapsed.

The 2004 Equity Compensation Plan

On March 22, 2004, our Board of Directors authorized the adoption of the 2004 Stock-Based Incentive Compensation Plan and was subsequently approved by the stockholders on May 11, 2004 and is hereinafter referred to as the “2004 Plan.” The purpose of the 2004 Plan is to assist us, our subsidiaries and our affiliates in attracting and retaining valued employees, consultants and directors by offering them a greater stake in our success and a closer identification with it, and to encourage ownership of our stock by such employees, consultants and directors. As such all directors, employees and consultants of the Company are eligible to participate in the 2004 Plan. A total of 4,500,000 shares of Common Stock have been reserved for issuance under the 2004 Plan and, as of March 24, 2005, options to purchase 1,452,125 shares of the Company’s common stock have been issued under the 2004 Plan. The 2004 Plan will terminate on May 10, 2014, unless earlier terminated by the Board of Directors.

Under the 2004 Plan, eligible participants may be granted three types of awards based on our Common Stock including: options to purchase stock, deferred stock or restricted stock.

The 2004 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the power to:

•	interpret and administer the 2004 Plan;

•	select the participants who are to receive awards under the 2004 Plan;

•	determine the terms and conditions of awards granted under the 2004 Plan and the terms of grant instruments that will be entered into with participants in the 2004 Plan;

•	determine the times at which awards will be granted;

•	determine the amount of awards to be granted to each such participant;

•	unilaterally amend existing awards without the consent of the participant; provided that such amendment does not adversely affect the participant and that no award may be repriced, replaced, regranted through cancellation or modified without stockholder approval if the effect would be to reduce the exercise price for the shares underlying the award;

•	amend existing awards that adversely affect a participant; provided that the participant consents; and

•	modify or amend, suspend or terminate the 2004 Plan at any time, provided that no such amendment shall be made without stockholder approval that would (i) increase (except as provided in the 2004 Plan) the total number of shares available for issuance pursuant to the 2004 Plan, (ii) change the class of participants eligible to participate, (iii) modify any individual limit (except as provided in the 2004 Plan) or the categories of performance goals set forth in the 2004 Plan or (iv) change the amendment and termination provisions of the 2004 Plan.

In addition, the Board of Directors may designate one or more of its members or officers of the Company to serve as a secondary committee and delegate to the secondary committee authority to grant awards to eligible individuals who are not subject to the requirements of Rule 16b-3 under the Exchange Act or section 162(m) of Internal Revenue Code. The secondary committee will have the same authority with respect to selecting the individuals to whom awards are granted and establishing the terms and conditions of awards as the Compensation Committee has under the terms of the 2004 Plan.

Each Director who is not an employee of the Company and who is elected to the Board of Directors shall receive an option to purchase 20,000 shares of Common Stock upon his or her election to our Board of Directors, and the shares of Common Stock underlying such option shall vest one-quarter per year that such director remains a director for four years beginning on the first anniversary of the grant. Beginning at the 2004 Annual Meeting, at each annual meeting of our stockholders held while the 2004 Plan is in effect, each director continuing as such after such meeting who is not an employee of the Company shall receive an option to purchase 20,000 shares of Common Stock, and the shares of Common Stock underlying such option shall vest one-quarter per year that such director remains a director for four years beginning on the first anniversary of the grant; provided, however, that in the event a director resigns from our Board of Directors other than for cause prior to such four-year anniversary, the vesting of such option shall accelerate so that such option immediately becomes exercisable with respect to one-forty-eighth of the shares of Common Stock underlying such option for each full month that has elapsed between the date of the grant of such option and the date of such resignation. The price per share at which Common Stock may be purchased upon the exercise of an option granted to a director who is not an employee of the Company shall be not less than the fair market value of a share of Common Stock on the date of grant.

The Compensation Committee shall establish the time and the manner in which an option may be exercised and has a right to amend the terms of option grant instruments in certain circumstances. The price per share at which Common Stock may be purchased upon exercise of an option shall be determined by the Compensation Committee, but, in the case of incentive stock options, shall be not less than the fair market value (as such term is defined in the 2004 Plan) of a share of Common Stock on the date of grant. In the case of any incentive stock option granted to a ten percent stockholder, the option price shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant. The option price for non-qualified options may not be less than the fair market value of a share of Common Stock on the date of grant.

The option price of the shares of Common Stock received upon the exercise of an option shall be paid: (i) in full in cash at the time of exercise, (ii) with the consent of the Compensation Committee, in whole or in part in Common Stock held by the participant for at least six months and valued at their fair market value on the date of exercise, or (iii) by such other method as the Compensation Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. With the consent of the Compensation Committee, payment upon the exercise of a non-qualified option may be made in whole or in part by shares of Common Stock which have been held by the participant for at least six months. Special rules apply which limit the time of exercise of an option following an employee’s termination of employment or upon the occurrence of a change in control of the Company. The Compensation Committee may impose additional restrictions on the exercise of any option. Unless otherwise determined by the Compensation Committee in its grant, awards shall be exercisable only by the participant, and no awards will be transferable other than by will or the laws of descent and distribution. The maximum number of shares of Common Stock subject to options that may be granted to any one individual shall not exceed 500,000 shares of Common Stock during any calendar year (the “Individual Limit”).

In a deferred stock award, we will deliver, subject to certain conditions which could include achievement of performance goals determined by the Compensation Committee, a fixed number of shares of Common Stock to the participant at the end of a specified deferral period or periods. During the deferral period(s), the participant has no rights as a stockholder with respect to any such shares. Amounts equal to any dividends declared during the deferral period with respect to deferred stock that is not subject to the achievement of specified performance goals will either be paid to the participant, reinvested in additional shares of deferred stock or otherwise reinvested, as determined by the Compensation Committee at the time of the award. Dividends paid during the deferral period on deferred stock subject to a performance goal shall be reinvested in additional deferred stock and the expiration of the deferral period for such deferred stock shall be subject to the performance goals. Shares of Common Stock awarded pursuant to a deferred stock award shall be issued and delivered at the end of a deferral period as specified in the deferred stock grant instrument evidencing such award.

In a restricted stock award, the Compensation Committee grants to a participant shares of Common Stock that are subject to certain restrictions, including vesting of such stock upon rendering of additional service or the happening of specific events, including the achievement of performance goals determined by the Compensation Committee. During the restriction period, holders of restricted stock have the right to vote the shares of restricted stock. Amounts equal to any dividends declared during the restriction period with respect to restricted stock that is not subject to the achievement of specified performance goals will either be paid to the participant, reinvested in additional shares of restricted stock or otherwise invested, as determined by the Compensation Committee at the time of the award. Dividends paid during the restriction period on restricted stock subject to a performance goal shall be reinvested in additional restricted stock and the expiration of the restriction period for such restricted stock shall be subject to the performance goals. Generally, certificates representing shares of Common Stock awarded pursuant to a restricted stock award will be issued to the participant and deposited by the participant with the Company to be held in escrow during the restriction period. The Compensation Committee may modify or accelerate the delivery of shares of restricted stock.

In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in our corporate structure affecting our Common Stock, or any distribution to our stockholders other than a cash dividend, the Board of Directors shall make the appropriate adjustment in the number and kind of shares authorized by the 2004 Plan and other adjustments to outstanding awards as it deems appropriate. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The fair market value of any fractional shares resulting from such adjustments shall, where appropriate, be paid in cash to the holders.

Upon a change of control of the Company (as defined in the 2004 Plan) and unless the Compensation Committee determines otherwise, the Compensation Committee shall fully vest all awards made under the 2004 Plan. In addition, upon a change of control of the Company, the Compensation Committee may, at its discretion (i) cancel any outstanding awards in exchange for a cash payment of an amount equal to the difference between the then fair market value of the award less the option or base price of the award, (ii) after having given the award holder a chance to exercise any outstanding options, terminate any or all of the award holder’s unexercised options, or (iii) where we are not the surviving corporation, cause the surviving corporation to assume or replace all outstanding awards with comparable awards.

Executive Arrangements

On May 11, 2004, we entered into an employment agreement with Dr. Levitt pursuant to which, among other things, Dr. Levitt will receive up to an additional 150,000 restricted shares of common stock in the event certain milestones are achieved in a certain area of research and development. In the event that Dr. Levitt’s employment is terminated by us without “cause,” he is entitled to receive twelve month’s base salary, at least the minimum bonus for the year in which he it terminated and all options or restricted stock he may have will immediately vest and be exercisable and free from restrictions and Dr. Levitt will be entitled to exercise all such vested options. All of our other executive officers are entitled to receive from six to twelve months’ base salary in the event that their employment is terminated by us without “cause” pursuant to individual employment agreements.

We do not currently grant any long-term incentives, other than stock options, to our executives or other employees. Similarly, we do not sponsor any defined benefit or actuarial plans at this time.

In 2004, we entered into change in control agreements with Dr. Levitt, Mr. Armstrong and Mr. Skolas which provide that if they are terminated without “cause” upon, or within the twenty four months following, a change in control or they voluntarily terminate their employment with Genaera for good reason upon or after a change in control, they will receive severance compensation equal to the sum of (a) their base salary and unpaid vacation time accrued and owing through the date of termination, (b) a prorated bonus based on the highest bonus received by the individual; (c) two (2) times the sum of their base salary plus the highest bonus awarded to the individual; and (e) benefits through the 24 months following the date of the change in control.

The following Compensation Committee Report and Comparative Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT

Compensation Philosophy

The Compensation Committee of the Board of Directors (the “Compensation Committee”) believes that a well-designed compensation program should align the goals of the stockholders with the goals of the executive, and that a significant portion of executive compensation, over the long-term, should be dependent upon the value created for the stockholders. However, the Compensation Committee recognizes that, in the short-term, the value of the Company will be affected by many factors, some of which are transient in nature and beyond the control of the Company’s executives. This is especially true in the biotechnology industry, which is characterized by a large number of small companies, long product lead times, highly volatile stock prices, and few commercial products. In order to attract and retain qualified executives in such an environment, the Compensation Committee attempts to create a balanced compensation package by combining components based upon the achievement of long-term value for stockholders with components based upon the achievement of shorter-term strategic goals. These goals generally include the progress of research and drug development programs, adherence to budgets, strengthening of the Company’s financial position and success in entering into appropriate business collaborations. The Compensation Committee expects that the achievement of these shorter-term goals will contribute to the long-term success of the Company. In light of the Company’s need to develop its technology into viable products, progress toward achievement of research and development objectives is the most significant individual factor considered in determining compensation levels.

The Company competes with both biotechnology companies and pharmaceutical companies in the hiring and retention of qualified personnel. Particularly as compared to the pharmaceutical industry, the cash compensation of the Company’s executives is below those levels available to executives of similar background and experience. Likewise, the Company does not offer the type of retirement benefits often available at such other entities. The Company therefore must place greater emphasis on long-term compensation, principally including the grant of stock options and awards.

The Company’s compensation program for executive officers is comprised of base salary, performance bonuses, longer-term incentive compensation in the form of stock options and awards and benefits available generally to all of the Company’s employees. The process utilized by the Compensation Committee in determining executive officer compensation levels for each of these components is based on the Compensation Committee’s subjective judgment and the other factors noted herein.

Compensation Components

Base Salary. Base salary levels for the Company’s executive officers are reviewed on an annual basis by the Compensation Committee. In conducting this review, the Compensation Committee considers the various items noted above, including competitive factors and industry trends, as well as performance within the Company and changes in job responsibility. The Compensation Committee also reviews certain compensation information publicly available and gathered informally, including merit increase data, and also considers salary history at the Company. With the execution of Dr. Levitt’s May 11, 2004 employment agreement, his base salary of $370,000 increased to $425,000. Other members of senior management received salary increases in consideration of promotions and increases in responsibilities within the Company.

Performance Bonus Compensation. The Compensation Committee annually considers awards of cash bonuses to executives in order to provide a direct financial incentive to achieve Company and individual objectives, generally related to the goals described above. Specific objectives are determined yearly as part of the Company’s annual operating plan and budget. The granting of any such bonus is totally discretionary and is determined based upon the Compensation Committee’s evaluation of each executive’s performance in attaining such corporate and individual goals and objectives. Performance bonuses are expected to represent a significant portion of executives’ total cash compensation. In 2003 the Compensation Committee only granted one bonus of $20,000 to an executive employee, given the Company’s financial resource limitations. Executive officers were granted bonuses early in 2004 in respect of accomplishments during 2003, and in the case of Dr. Levitt in respect of accomplishments and foregoing of bonuses during the 2002-2003 fiscal years. In December 2004, executive officers were granted bonuses to be paid in 2005 with respect to accomplishments in 2004.

Accomplishments considered by the Committee in respect to 2004 performance bonuses included:

•	Filed IND in ophthalmic diseases and developed clinical trial strategy for EVIZONTM (squalamine lactate) in wet AMD

•	Commenced three phase II trials of EVIZON to treat wet AMD;

•	Developed strategy, organizational capabilities and outsourcing relationships to support phase II and planned phase III trials in EVIZON in 2005;

•	Built and preserved intellectual property;

•	Continued progress on our mucoregulator programs, IL-9 antibody and LOMUCINTM; and

•	Other matters consistent with these priorities.

Stock Option Grants. The objective of option grants is to align the long-term financial interests of the option holder with the financial interests of the Company’s stockholders. Stock option exercise prices are set at the prevailing market price at the time of grant, and stock options will only have value if the Company’s stock price increases. The Company, as with all biopharmaceutical companies, relies heavily upon stock option grants. Without such incentives, it would not be possible to attract and retain qualified managers or scientists. The Compensation Committee generally considers stock option grants at hiring and on an annual basis as a means to continue to provide incentives to the Company’s senior managers to work toward increasing stockholder value; however, the granting of any such options is totally discretionary. In order to assess competitive factors, the Committee also analyzes data relating to option grants being awarded to executives of other biopharmaceutical companies.

In 2004, the Compensation Committee made grants of stock options to executive officers aggregating 550,000 shares. The exercise prices of the grants of 200,000 shares and 250,000 shares made to executive officers not in connection with their initial employment with the Company was $3.19 and $3.60, respectively, which was the fair market value on each of the dates of grant.

Payments during 2004 to the Company’s executives under the various programs discussed above were made in accordance with the provisions of Section 162(m) of the Internal Revenue Code, which became effective on January 1, 1994. Section 162(m) limits the deduction that may be claimed by a public company for compensation paid to certain individuals to $1,000,000, except to the extent that any excess compensation is performance-based compensation. The definition of performance-based compensation includes compensation deemed payable on the exercise of certain stock options. The exercised stock options must have an exercise price equal to the fair market value of the option shares on the grant date to qualify as performance-based compensation. The 1998 Plan is designed to ensure that the exercise of such stock options will qualify as performance-based compensation. In accordance with current regulations, the Compensation Committee believes that the amounts realized upon the exercise of stock options will qualify as performance-based compensation.

MEMBERS OF THE COMPENSATION COMMITTEE

R. Frank Ecock (Chairman)

Zola P. Horovitz, Ph.D.

Robert F. Shapiro

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Dr. Horovitz and Messrs. Ecock and Shapiro. There are currently no Compensation Committee interlocks or insider participation related to members of the Compensation Committee.

COMPARATIVE STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return of our common stock with the cumulative total stockholder return of (i) the NASDAQ Stock Market (U.S.) Index (the “NASDAQ Index”) and (ii) the NASDAQ Biotechnology Index (the “Biotechnology Index”), assuming an investment of $100 on December 31, 1999 in each of our common stock, the stocks comprising the NASDAQ Index, the stocks comprising the Pharmaceutical Index and the stocks comprising the Biotechnology Index, and further assuming reinvestment of dividends. The graph commences as of December 31, 1999.

OTHER MATTERS FOR THE 2005 ANNUAL MEETING

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the accompanying proxy will vote the shares represented thereby in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. To be considered for inclusion in the Proxy Statement and form of proxy relating to the 2006 annual meeting, such proposals must be received by us no later than December 15, 2005. Proposals should be directed to the attention of the Office of the Corporate Secretary, 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462. Under Securities and Exchange Commission rules, stockholders wishing to have a proposal presented at an annual meeting must submit the proposal to us so that the Secretary of the Company receives it not less than 120 days prior to the first anniversary of the date of this proxy statement; provided, however, that in the event the date of the meeting is advanced by more than 30 days from the date of the 2005 annual meeting of stockholders, notice by the stockholder must be received no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made.

Securities and Exchange Commission rules establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting. The deadline for these proposals for the 2006 annual meeting is February 26, 2006 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after this deadline, the Company’s proxy holders will be allowed to use their discretionary authority to vote against the stockholder proposal when and if the proposal is raised at our 2006 Annual Meeting.

By Order of the Board of Directors,

JOHN A. SKOLAS
Secretary

Plymouth Meeting, Pennsylvania

April 12, 2005

APPENDIX A

AMENDMENT TO THE COMPANY’S THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The following language shall be deleted from Article Fourth of the Third Amended and Restated Certificate of Incorporation:

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 84,211,031 shares, consisting of 9,211,031 shares of Convertible Preferred Stock, $.001 par value (the “Preferred Stock”), and 75,000,000 shares of Common Stock, $.002 par value (the “Common Stock”).

and replaced with:

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 109,211,031 shares, consisting of 9,211,031 shares of Convertible Preferred Stock, $.001 par value (the “Preferred Stock”), and 100,000,000 shares of Common Stock, $.002 par value (the “Common Stock”).

PROXY GENAERA CORPORATION PROXY

ANNUAL MEETING OF STOCKHOLDERS, MAY 19, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Roy C. Levitt, M.D. and John A. Skolas, or either one of them acting singly, with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of Genaera Corporation to be held on May 19, 2005, and any adjournments thereof, to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the meeting, or any adjournments thereof, all as set forth in the April 12, 2005 Proxy Statement.

PLEASE MARK YOUR CHOICE LIKE THIS IN BLUE OR BLACK INK.

1. To approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK.

For Against Abstain

2. Election of the following six nominees as the directors of the Company: R. Frank Ecock, Zola P. Horovitz, Ph.D., Osagie O. Imasogie, Roy C. Levitt, M.D., Robert F. Shapiro, and James B. Wyngaarden, M.D.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES FOR DIRECTORS. For all nominees Withhold for all nominees Withhold for the following only: (Write the names of the nominee(s) in the space below)

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN PROMPTLY.

3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF KPMG LLP AS INDEPENDENT ACCOUNTANTS.

For Against Abstain

4. To vote on such other matters that may properly come before the meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF GENAERA CORPORATION.

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.) Dated , 2005

Signature

Signature (if held jointly)

I plan to attend the meeting: Yes No

This Proxy will be voted FOR all nominees and FOR all other proposals unless otherwise indicated, and in the discretion of the proxies on all other matters properly brought before the meeting.

PLEASE DATE, SIGN AND RETURN PROMPTLY.